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Exhibit 99.1

[Osmonics Logo appears here]

Osmonics, Inc.
5951 Clearwater Drive
Minnetonka, Minnesota 55343-8995

Osmonics Announces Early Termination of Hart-Scott-Rodino Waiting Period

MINNETONKA, Minn.—December 30, 2002—Osmonics, Inc. (NYSE: OSM) today announced that on December 24, 2002 it received early termination of the Hart-Scott-Rodino antitrust waiting period regarding the planned merger of Osmonics with a wholly owned subsidiary of General Electric Company. The merger remains subject to other regulatory approvals and approval by shareholders of Osmonics.

About Osmonics

Osmonics is a leading manufacturer and worldwide marketer of high-technology water purification and fluid filtration, fluid separation, and fluid handling equipment, as well as replaceable components used in purification, filtration, and separation equipment. These products are used by a broad range of consumer, industrial, commercial, and institutional customers. Osmonics is traded on the New York Stock Exchange under the symbol OSM.

        This news release shall not constitute an offer of any securities for sale.    The proposed transaction will be submitted to Osmonics' shareholders for their consideration. On December 23, 2002, GE filed a registration statement, containing a preliminary proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders of Osmonics are urged to read the registration statement and the definitive proxy statement/prospectus, and any other relevant documents filed with the SEC, when they become available, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about GE and Osmonics, at the SEC's Internet site (http://www.sec.gov).

        Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to GE Power Systems, Attention Dennis Murphy, 4200 Wildwood Parkway, Atlanta, Georgia, 30339, 770/859-6948, or to Osmonics, Investor Relations, 5951 Clearwater Drive, Minnetonka, Minnesota, 55343-8995, or 952/933-2277.

        GE, Osmonics and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Osmonics in connection with the merger. Information about the directors and executive officers of GE is set forth in the proxy statement on Schedule 14A for GE's 2002 annual meeting of shareholders, as filed with the SEC on March 8, 2002. Information about the directors and executive officers of Osmonics and their ownership of Osmonics common stock is set forth in the proxy statement on Schedule 14A for Osmonics' 2002 annual meeting of shareholders, as filed with the SEC on April 8, 2002.

        Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

        This news release contains forward-looking statements. The following factors, among others, could cause the actual results of the acquisition to differ materially from GE's and Osmonics' expectations: the ability to timely and fully realize the expected cost savings and revenues; competition; changes in economic conditions. Neither GE nor Osmonics assumes any duty to update forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such statements are based on information available as of the date hereof, and are made only as of the date hereof. To the extent that such statements relate to the proposed merger referred to in this news release, there is a risk, among others, that the merger might not be completed.

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  Exhibit 99.1